Exhibit 99.1


Press Release

EnerTeck Corporation -- Letter to Shareholders

STAFFORD, TX--(MARKET WIRE)--Jun 1, 2007 -- EnerTeck
Corporation (OTC BB: ETCK.OB)


Dear Shareholders,

2006 was a productive building block on our road to a successful proof of the benefit of EnerBurn use in diesel engine applications. Our intention for the balance of 2007 and beyond is to continue that process and drive our revenue and earnings growth.

Marine Market

After completing our initial fuel efficiency test with Ingram Barge in early 2006, achieving a 6.2% fuel efficiency improvement and a 33% lube oil savings, Ingram agreed to adopt EnerBurn for their fleet on the lower Mississippi River and to resell EnerBurn on their refueling flats through their subsidiary, Custom Fuels.

The process of obtaining the necessary Coast Guard approvals and permits to retrofit the EnerBurn injection equipment onto Custom's fueling barges took a considerable amount of time in 2006. That process is over and one by one Custom is retrofitting their fueling barges. This is expected to be completed by mid 2007 (They are retrofitted when they come in for regular maintenance service). Three other re-fuelers have agreed to resell EnerBurn on their fuel barges as well. They are at various stages of the Coast Guard approval process now and we expect their approval and retrofitting to also be completed by the third quarter of 2007. This will put us in a position to serve both the Upper and Lower Mississippi, the Gulf Intracoastal Waterway and the Ohio and Missouri Rivers.

Once Custom's fuel barges are all retrofitted, we will be treating all 116 vessels in Ingram's fleet up from the current 12 we are treating presently. This should provide a substantial increase in our revenue stream.

In November, we completed re-testing the Eileen Bigelow (6800hp Ingram towboat). The results improved to an 8.1% fuel efficiency improvement. Armed with these results, EnerTeck, represented by Cliff Kaldor, our VP of Marine sales, Steve McLaughlin, representing one of our distributors, BATL BioFuels, LLC and myself attended the International Workboat Show in New Orleans in late December, 2006. The interest in EnerBurn was overwhelming as we came away with over 70 new contacts. Our association with Ingram was a big benefit in this regard as was the positive article on EnerBurn in Waterway's Journal the month prior to the show.

As a result of both of the aforementioned, we are having discussions with many of the top ten towboat fleets on the Mississippi. We fully expect to obtain commitments from some if not all these fleets before the end of 2007.

BATL BioFuels LLC, one of our independent distributors has also begun a testing program with a large east coast towboat operator. We expect those results in early 2008.
Our success in the inland transportation market to date will be the primary resource we use to assist us in penetrating the general maritime market (oil tankers, dry bulk tankers, container ships, etc.). These slow moving vessels burn a tremendous amount of fuel and lube oil and the economic benefit of using EnerBurn can be easily proven.

Heavy Construction Market

In the fall of 2006, we obtained a commitment to use
EnerBurn from a large construction company. They used the product for over 3 months and were very impressed. Their belief in the product led them to introduce us to other large heavy construction companies. We currently have 4 accounts now in this category and are being referred to other potential customers from these accounts. The primary benefits for these companies are the reduction in smoke and the prolonging of engine life in their equipment. We are currently attacking this market with vigor.

Trucking Market

The trucking market, which is what we cut our teeth on with Consolidated Freightways, is not to be forgotten. Our primary deficiency in attacking the trucking market has been our lack of onboard injection equipment as now 70% of trucks are fueled on the road instead of at home terminals. Our primary distributor, BATL BioFuels LLC undertook the project of designing, testing and implementing this equipment and Generation II is currently undergoing testing. When testing is completed, and any requisite changes are implemented, Generation III will be ready for production. We anticipate this to be early in the third quarter and at that time we will be capable of servicing the companies in the trucking industry we intend to target.

We are currently testing with two large trucking companies and are soon to begin testing with one of the largest companies in the United States. BATL has made some inroads already in this market and currently has 3 tests underway with more to start once the Generation III equipment is ready to go. The testing process is a 9 month endeavor in trucking so we expect 2008 to be the year this becomes a substantial contributor to revenue and earnings growth.

General Company Information

In August 2006, we completed the acquisition of Rubycat Technologies. This gave us the right to both the EnerBurn formula and the manufacturing permit, provided we were able to have the permit transferred to EnerTeck. In January 2007, the EPA granted our request for the transfer and has re-issued the permit in our name. This now gives us the ability to manufacture EnerBurn for every application. Our gross margins will improve substantially as a result of this and was the basic premise behind the acquisition.

On May 8th, 2007 we consummated a 1 million share private placement at .75c per share. The purpose of this transaction was to add capital to our balance sheet, to pay our 2007 payment to RubyCat early to save approximately $14,000 in interest costs, and to order long lead time chemicals needed for the increases in EnerBurn production we are anticipating for the second half of this year and next year. With over $450,000 in cash on the balance sheet prior to this transaction and the momentum we are establishing now in commitments to use EnerBurn, the Board was reluctant to do this transaction at such a low price but decided it prudent to keep a substantial cash cushion on the balance sheet.

EnerTeck is primed and ready to begin its growth phase. Revenue growth for 2007 should be substantial and 2008 will be even better. 2007 should prove to be the birth year of our revenue growth phase which should last for many years to come. It has been a long road to get to where we are today but the fruits of our labor should begin to ripen soon. I wish you all a successful 2007.

Sincerely,

Dwaine Reese, CEO
EnerTeck Corporation

About EnerTeck Corporation

EnerTeck Corporation, through its wholly owned subsidiary, EnerTeck Chemical Corp., specializes in the sales and marketing of a fuel borne catalytic engine treatment for diesel engines known as EnerBurnr. Additional information can be obtained contacting the Company's CEO, Dwaine Reese at (281) 240-1787.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to EnerTeck Corporation., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or for any other reason.